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                   [LETTERHEAD OF HAMADA & MATSUMOTO]






Warburg, Pincus Japan Growth Fund, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

We have acted as counsel to Warburg, Pincus Japan Growth Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law. We hereby confirm that the information set forth under the caption "Dividends, Distributions and Taxes - Special Matters Relating to the Japan Growth Fund and Japan OTC Fund" in the Prospectuses contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the Prospectuses and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   HAMADA & MATSUMOTO


                                   By: /s/ Yogo Kimura
                                       ----------------
                                          Yogo Kimura
















Temp3086